UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
          CONSENT STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            AND EXCHANGE ACT OF 1934

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                             OFFICEMAX INCORPORATED
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                (Name of Registrant as Specified in Its Charter)

                             K CAPITAL PARTNERS, LLC
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      The press release below was issued on November 14, 2005.

             K Capital Sends Letter to OfficeMax Board of Directors

BOSTON, Nov. 14 -- K Capital Offshore Master Fund (U.S. Dollar), L.P. and Special K Capital Offshore Master Fund (U.S. Dollar), L.P. (collectively, "K Capital"), who together with their affiliates is the largest shareholder of OfficeMax Incorporated (NYSE: OMX - News), today sent the following open letter to the Board of Directors of OfficeMax. K Capital and its affiliates hold approximately 6,050,000 shares of OfficeMax common stock, or approximately 8.6% of the Company's outstanding shares.

An Open Letter to the Members of the OfficeMax Board

Board of Directors
OfficeMax Incorporated
150 Pierce Road
Itasca, IL 60143

November 14, 2005

To the Members of the Board:

      K Capital Partners manages funds that have been shareholders in OfficeMax since July 24, 2003 and currently hold approximately 8.6% of the company's outstanding shares.

      As the largest shareholder of OfficeMax, we are very dissatisfied with the performance of the company and your actions as a board. Strategic initiatives have destroyed value and financial and operating performance has been dismal. To date, the OfficeMax board has neither accepted responsibility for these developments nor held management accountable. Furthermore, shareholders have been stonewalled in their attempts to address these issues and that of the strategic direction of OfficeMax.

      Even with a new CEO, there is little indication that things have changed. The company continues to underperform, shareholders' questions remain unanswered, and corporate governance decisions continue to foster entrenchment rather than accountability.

      We believe that the state of affairs at OfficeMax is unacceptable and must improve dramatically. Specifically, we call upon the board and management to take the following actions:

      o Present a detailed turnaround plan now. By year-end, Sam Duncan will have been in place as CEO for over eight months and more than two years will have elapsed since the acquisition of the OfficeMax retail business. Shareholders should not be required to wait so long to see the company's turnaround plan. Furthermore, it is unacceptable for OfficeMax to expect shareholders to support a risky, long-term plan without detailed justification, especially given this company's legacy of failed strategies. OfficeMax should provide shareholders with detailed support for the rationale, cost, benefits, risks, and time requirements for each significant program, as well as short-, medium-, and long-term performance benchmarks so

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            that shareholders may reasonably assess actual performance versus plan over time.

      o Create a committee of independent board members to assess the strategic value of the company. It is our opinion that assessing the strategic value of OfficeMax would be best performed by an independent committee of the board. While we understand that Goldman Sachs is providing advice on this topic, we strongly believe that hiring a separate financial advisor to work with the independent committee will provide a fresh perspective and the additional credibility that we and other shareholders deserve.

      o Declassify the board such that all directors stand for election at the 2007 annual meeting, remove the poison pill, and provide shareholders with the ability to call special meetings. On the company's 2005 third quarter conference call, Mr. Duncan said he was committed to increased accountability at all levels of the organization. Maintaining these structures is contrary to this stated goal and the best interests and long-standing preference of OfficeMax shareholders.

      o Take no further actions to frustrate shareholders' legitimate rights to implement change. OfficeMax should commit to holding its 2006 and 2007 annual meetings of shareholders on time and to refrain from taking any action that would potentially frustrate or complicate shareholders' ability to exercise their rights.

      We believe that the OfficeMax board should respect the wishes of its shareholders by taking the actions outlined above. We see no reason for delay and ask that the board begin to implement them immediately.



Brian Steck



About K Capital Partners, LLC

K Capital Partners, LLC is a Boston, Massachusetts-based company that serves as general partner or manager of private investment funds.

      Contacts:
      Media:
      Matthew Sherman/Joele Frank
      Joele Frank, Wilkinson Brimmer Katcher
      212.355.4449

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In connection with OfficeMax, Inc.'s ("OfficeMax") upcoming 2006 Annual Meeting,
K Capital Partners, LLC and certain related parties ("K Capital") may file a proxy statement with the Securities and Exchange Commission (the "SEC") to solicit stockholders of OfficeMax with respect to the election of directors and/or one or more stockholder proposals. HOWEVER, IT SHOULD BE EMPHASIZED THAT
K CAPITAL HAS NOT MADE ANY DECISION AT THIS TIME WHETHER TO SOLICIT PROXIES FOR THE ELECTION OF DIRECTORS OR FOR THE ADOPTION OF ONE OR MORE STOCKHOLDER PROPOSALS.

OFFICEMAX STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN AND IF IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain a free copy of the proxy statement and other material (when and if available) and any other documents that may be filed by K Capital in connection with the 2006 Annual Meeting for free at the Internet website maintained by the SEC at www.sec.gov. In addition, if the proxy statement is filed, K Capital will make additional copies of the proxy statement and any amendments to the proxy statement available for free to the stockholders of OfficeMax. Please direct your request for the proxy statement to K Capital Partners LLC, 75 Park Plaza, Boston, MA 02116, Attention: Loren Acker, tel.:
(617) 646-7700.

PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the persons who will be deemed participants in any proxy solicitation in connection with OfficeMax's 2006 Annual Meeting of stockholders that K Capital may engage in are as follows: K Capital Offshore Master Fund (U.S. Dollar), L.P., Special K Capital Offshore Master Fund (U.S. Dollar), L.P., K Capital Partners, LLC, Harwich Capital Partners, LLC, Abner Kurtin, Brian Steck and Robert T. Needham.

The number of shares of OfficeMax common stock beneficially owned by these persons as of November 14, 2005 is listed below:

K Capital Offshore Master Fund (U.S. Dollar), L.P. (2,189,635), Special K Capital Offshore Master Fund (U.S. Dollar), L.P. (3,799,520), K Capital Partners, LLC (6,049,098), Harwich Capital Partners, LLC (6,049,098), Abner Kurtin (6,049,098), Brian Steck (0) and Robert T. Needham (0).